UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 1, 2010

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (515) 225-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)       FBL Financial Group, Inc. has announced that its board of directors has named James E. Hohmann to the position of Chief Executive Officer, after his service as interim Chief Executive Officer for eight months.

          Mr. Hohmann has over 30 years of experience in financial services. Prior to FBL Financial Group, Hohmann was President and CEO of Allstate Financial; President and Chief Operating Officer at Conseco, Inc.; President and CEO of XL Life and Annuity; and President, Financial Institutions, for Zurich Kemper Life. Hohmann also worked for nearly 13 years for business consulting practices: Tillinghast/Towers Perrin where he was Managing Principal of the Chicago Life operations, and KPMG Peat Marwick. A Fellow of the Society of Actuaries, and a Member of the American Academy of Actuaries, Hohmann began his career as a life insurance actuary. Hohmann has a bachelor’s degree in mathematics from Northwestern University, and earned his MBA from the University of Chicago.

          Mr. Hohmann’s employment arrangement includes base salary at an annual rate of $670,000, annual cash incentives (bonus) at a targeted rate of $400,000 under FBL’s Management Performance Plan and annual long term incentives (“LTI”) of $1,000,000 in the form of stock options and/or grants of restricted stock. The LTI will require both a five year vesting period and meeting certain performance targets measured by earnings per share and increase in book value per share. In addition, Mr. Hohmann will receive a one-time grant of 250,000 shares of restricted stock with a five year service requirement plus performance requirements related to the ratings of the insurance subsidiaries and related to a significant increase in book value per share over the five year period.   The performance measures will be finalized by a committee of independent directors within the next 60 days. The Company will also reimburse one half of Mr. Hohmann’s travel expenses related to commuting between Chicago and Des Moines, not to exceed $30,000 per year for not more than two years.

Item 7.01. Regulation FD Disclosure

On January 4, 2010, FBL Financial Group issued a news release announcing that its board of directors has named James E. Hohmann to the position of Chief Executive Officer, after his service as interim Chief Executive Officer for eight months. The news release is furnished as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: January 4, 2010

/s/ David A. McNeill
David A. McNeill
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	News release of the registrant dated January 4, 2010